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                                                                  EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982,
333-03845, 333-42183, 333-53915 and 333-53917) of The J. Jill Group, Inc. and
subsidiary of our report dated February 14, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 23, 2000